As filed with the Securities and Exchange Commission on September 14, 2007

Registration Statement No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	11-3747850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(zip code)

ATS CORPORATION 2006 OMNIBUS INCENTIVE COMPENSATION PLAN

ATS CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dr. Edward H. Bersoff

Chairman, President and Chief Executive Officer

ATS Corporation

7915 Jones Branch Drive

McLean, Virginia 22102

(703) 506-0088

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James J. Maiwurm

Squire Sanders & Dempsey L.L.P.

14th Floor

8000 Towers Crescent Drive

Tysons Corner, Virginia 22182

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to Be	Offering	Aggregate	Amount of
to Be Registered	Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee(2)
Common Stock, $.0001 par value	1,500,000 shares(3)	$3.50	$5,250,000	$162
Common Stock, $.0001 par value	150,000 shares	$3.50	$525,000	$17

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or other similar transaction.

(2)             This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s common stock on September 10, 2007 as reported on the Over-the-Counter Bulletin Board.

(3)             Represents shares issuable upon the exercise of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and other incentive awards granted or to be granted under the Registrant’s 2006 Omnibus Incentive Compensation Plan.

EXPLANATORY NOTE

This Registration Statement is intended to register a total of 1,650,000 shares of common stock, par value $.0001 per share, to be issued by ATS Corporation, a Delaware corporation (the “Registrant”), of which 1,500,000 shares will be issued under the Registrant’s 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and 150,000 shares will be issued under the Registrant’s 2007 Employee Stock Purchase Plan (the “ESPP”).

On June 1, 2007, pursuant to Section 8(a) of the Plan, the Board of Directors approved an amendment to the Omnibus Plan that reflected the Registrant’s name change to ATS Corporation.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by ATS Corporation (the “Registrant”) with the United States Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)             our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

(b)            our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(c)             our Current Reports on Form 8-K and 8-K/A dated January 9, 2007, January 12, 2007, January 16, 2007, January 19, 2007, January 25, 2007, February 7, 2007, March 14, 2007, March 21, 2007, March 28, 2007, April 24, 2007, April 30, 2007, May 7, 2007, May 11, 2007, May 22, 2007, June 8, 2007, June 13, 2007, June 14, 2007, August 3, 2007, August 7, 2007, August 27, 2007 and September 7, 2007;

(d)            our Definitive Proxy Statements filed December 11, 2006 and April 30, 2007; and

(e)             the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on September 30, 2005 (File No. 000-51552) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference herein and are a part of this Registration Statement from the date of the filing of such reports and documents.  Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

You may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to ATS Corporation, 7915 Jones Branch Drive, McLean, Virginia 22102, Attention:  Chief Financial Officer.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Squire Sanders & Dempsey L.L.P.

Item 6.    Indemnification of Directors and Officers.

The Registrant has adopted provisions in its Second Amended and Restated Certificate of Incorporation that limit or eliminate the personal liability of the Registrant’s directors to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”). The DGCL expressly permits a corporation to provide that its directors will not be liable for monetary damages for a breach of their fiduciary duties as directors, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful stock repurchases, redemptions or other distributions or payment of dividends); or (iv) for any transaction from which the director derived an improper personal benefit. These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

The Registrant’s Second Amended and Restated Certificate of Incorporation also obligates it to indemnify the Registrant’s directors, officers, employees and agents to the fullest extent permitted under the DGCL, subject to limited exceptions.  Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was our director, officer, employee or agent may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests.  This indemnification does not apply, (i) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, (ii) in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.  Also, the Registrant may be required to advance expenses to its directors, officers, employees and agents in connection with legal proceedings, subject to limited exceptions.

The Registrant may enter into separate indemnification agreements with its directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements could require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors and officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require the Registrant to advance any expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance if available on reasonable terms.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation dated January 16, 2007 (incorporated by reference to Exhibit 3.1 to a Current Report on Form 8-K filed January 19, 2007)

4.2	Amended By-Laws

4.3	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.5	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.6	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4. in our Annual Report on Form 10-K filed March 31, 2007)

4.7	Warrant Clarification Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to a Current Report on Form 8-K filed March 14, 2007)

5.1	Opinion of Squire Sanders & Dempsey L.L.P.

23.1	Consent of Squire Sanders & Dempsey L.L.P. (incorporated by reference from Exhibit 5.1)

23.2	Consent of Eisner LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1	ATS Corporation 2006 Omnibus Incentive Compensation Plan, as amended

99.2	ATS Corporation 2007 Employee Stock Purchase Plan

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

(A)                              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; and

(B)                                Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(C)                                Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Virginia, on September 14, 2007.

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Bersoff and Pamela A. Little, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on the dates and in the capacities indicated.  This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Edward H. Bersoff	Chairman and Chief Executive Officer and Director	September 14, 2007
Dr. Edward H. Bersoff	(Principal Executive Officer)

/s/ Pamela A. Little	Senior Vice President and Chief Financial Officer	September 14, 2007
Pamela A. Little	(Principal Financial Officer)

/s/ Joel R. Jacks	Director	September 14, 2007
Joel R. Jacks

	Director	September 14, 2007
Joseph A. Saponaro

/s/ Peter M. Schulte	Director	September 14, 2007
Peter M. Schulte

/s/ Edward J. Smith	Director	September 14, 2007
Edward J. Smith

/s/ Ginger Lew	Director	September 14, 2007
Ginger Lew

/s/ George Troendle	Director	September 14, 2007
George Troendle

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation dated January 16, 2007 (incorporated by reference to Exhibit 3.1 to a Current Report on Form 8-K filed January 19, 2007)

4.2	Amended By-Laws

4.3	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.5	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, as amended, initially filed on May 4, 2005)

4.6	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4. in our Annual Report on Form 10-K filed March 31, 2007)

4.7	Warrant Clarification Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to a Current Report on Form 8-K filed March 14, 2007)

5.1	Opinion of Squire Sanders & Dempsey L.L.P.

23.1	Consent of Squire Sanders & Dempsey L.L.P. (incorporated by reference from Exhibit 5.1)

23.2	Consent of Eisner LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

99.1	ATS Corporation 2006 Omnibus Incentive Compensation Plan, as amended

99.2	ATS Corporation 2007 Employee Stock Purchase Plan